UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 24, 2011

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53173	80-0145732
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

201 Broadway, 6th Floor

Cambridge, MA 02139

(Address of principal executive offices) (Zip Code)

(617) 551-4700

(Registrant’s telephone number, including area code)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On May 24, 2011, Radius Health, Inc. (the “Company”) issued a press release to announce that it raised approximately $91,000,000 million in its third financing round, including $66,000,000 in equity financing and a commitment by General Electric Capital Corporation, Healthcare Financial Services and Oxford Finance LLC to a $25,000,000 multi-draw term loan facility (the “Financing”).  The Financing was previously reported on the Company’s Current Report on Form 8-K filed on May 23, 2011. The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

On May 24, 2011, the Company issued a press release to announce that the Company and 3M Drug Delivery Systems (“3M”) had announced an agreement (the “Development Agreement”) to collaborate on the development of a transdermal delivery option of BA058, the Company’s novel, proprietary PTHrP (parathyroid hormone-related protein) analog, for the treatment of osteoporosis.  The Development Agreement was previously filed as an exhibit to the Company’s Current Report on Form 8-K filed on May 23, 2011. The press release is furnished herewith as Exhibit 99.2 and incorporated by reference herein.

Item 9.01.                     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release dated May 24, 2011 entitled “Radius Announces Closing of $91 Million Financing to Advance BA058 Injection into Phase 3 Osteoporosis Study.”

99.2	Press Release dated May 24, 2011 entitled “Radius, 3M Drug Delivery Systems Sign Development Agreement for Transdermal Delivery of BA058 for Treatment of Osteoporosis.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIUS HEALTH, INC.

Date:	May 24, 2011	By:	/s/ C. Richard Lyttle

Name: C. Richard Lyttle
Title: President and CEO

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated May 24, 2011 entitled “Radius Announces Closing of $91 Million Financing to Advance BA058 Injection into Phase 3 Osteoporosis Study.”

99.2	Press Release dated May 24, 2011 entitled “Radius, 3M Drug Delivery Systems Sign Development Agreement for Transdermal Delivery of BA058 for Treatment of Osteoporosis.”